Exhibit 3.3

                                                                  Execution Copy

                            CERTIFICATE OF FORMATION
                                       OF
                               EAGLE SHIPPING LLC

          UNDER SECTION 9 OF THE LIMITED LIABILITY COMPANY ACT OF 1996
                     OF THE REPUBLIC OF THE MARSHALL ISLANDS


         The undersigned, in order to form a limited liability company under and pursuant to the provisions of the Limited Liability Company Act of 1996 of the Republic of the Marshall Islands (the "Act"), does certify as follows:

1.       The name of the Limited Liability Company is: EAGLE SHIPPING LLC

2. The address of its registered agent in the Marshall Islands is Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH 96960. The name of its registered agent at such address is The Trust Company of the Marshall Islands, Inc.

3. The formation date of the Limited Liability Company is the date of the filing of this Certificate of Formation with the Registrar of Corporations.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 26th day of January, 2005.


                                                   /s/ Derick W. Betts, Jr.
                                                  --------------------------
                                                  Derick W. Betts, Jr.
                                                  Authorized Person